Exhibit 107

Calculation of Filing Fee Tables

F-1

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(Form Type)

LEMENG HOLDINGS LIMITED

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(Exact Name of Registrant as Specified in its Charter)

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(Translation of Registrant’s Name into English)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees Previously Paid	Equity	Class B ordinary shares, par value $0.001 per share(3)	457	(o)	—	—	(1)	0.0001102
	Equity	Representative’s Warrants to purchase ordinary shares(4)	457	(g)	—	—		0.0001102
	Equity	Class B ordinary shares underlying Representative’s Warrants(5)	457	(g)	—	—	(6)	0.0001102
	Total Offering Amounts						$18,400,000	0.0001102	$2,027.68
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(3)	Includes the aggregate offering price of additional shares of common stock that the underwriters have the option to purchase from the Registrant in this offering to cover overallotments, if any.

(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	The Representative’s Warrants will represent the right to purchase 5% of the aggregate number of Class B ordinary shares sold in this offering, at an exercise price equal to 125% of the offering price per share on a cashless basis.

(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.